                                                                      EXHIBIT 32


                      AMENDMENT TO RULE 10b5-1 TRADING PLAN


The Sales Plan dated April 12, 2001 (the "Sales Plan") entered into between Frank Wojtek ("Seller") and UBS PaineWebber Inc. ("UBS PaineWebber"), acting as agent, for the purpose of establishing a trading plan that complies with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") is amended as follows, with the consent of UBS PaineWebber:

1. Exhibit A to the Sales Plan is amended such that the limit price (within table) as referenced in paragraph 3 is changed to comply with the limit prices listed in the below table.


 REPORTED PRICE OF OPENING REPORTED MARKET
        TRANSACTION IN THE STOCK                      NUMBER OF SHARES
--------------------------------------------------------------------------------
       If the Price is below $ 5.60                         None
--------------------------------------------------------------------------------
 If the price is between $ 5.60 and $ 6.49         1,000 shares per week
--------------------------------------------------------------------------------
 If the price is between $ 6.50 and $ 7.99         2,000 shares per week
--------------------------------------------------------------------------------
 If the price is between $ 8.00 and $ 9.99        10,000 shares per week
--------------------------------------------------------------------------------
       If the price is above $10.00           Maximum number of shares available
                                                under the Plan, subject to Rule
                                                    144 volume limitations
--------------------------------------------------------------------------------


Seller certifies that the representations and warranties of Seller contained in the Sales Plan are true at and as of the date hereof as if made at and as of such date.

Seller has obtained a new Issuer Certificate in the form of Exhibit B.


/s/ Frank Wojtek      7/12/02
------------------------------
Frank Wojtek


/s/ Timothy Kelly
------------------------------------
UBS PaineWebber Incorporated

Name:  Timothy Kelly
Title: Senior Vice President

                                    EXHIBIT B

   THIS EXHIBIT B MAY NOT BE AMENDED EXCEPT IN ACCORDANCE WITH THE SALES PLAN.

                               ISSUER CERTIFICATE

1. Issuer ("Issuer") certifies that it has approved, and retained a copy of, the Sales Plan dated April 12, 2001 (the "Sales Plan") between Seller ("Seller") and UBS PaineWebber Incorporated ("UBS PaineWebber") relating to the common stock, par value $.01 per share, of Issuer (the "Stock") and the Amendment to Rule 10b5-1 Sales Plan dated as of July 10, 2002 (together, the "Amended Sales Plan").

2. The sales to be made by UBS PaineWebber for the account of Seller pursuant to the Amended Sales Plan will not violate Issuer's insider trading policies, and, to the best of Issuer's knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates as of the date of this representation that would prohibit either Seller from entering into the Sales Plan or any sales pursuant to the Sales Plan.

3. During the Plan Sales Period, Issuer agrees to provide notice as soon as practicable to UBS PaineWebber in the event of:

         (a) a Qualifying Securities Offering and of the corresponding Suspension Date and Resumption Date (each as defined in the Sales
              Plan); or

         (b) a legal, contractual or regulatory restriction applicable to Seller or Seller's affiliates that would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller's possession or alleged possession of material, nonpublic information about issuer or its securities, except as provided in paragraph 3(b)(ii) below). Such restrictions shall include, without limitation, any restriction related to:

              (i) a merger or acquisition to be accounted for as "pooling of interests," and Issuer has been advised by its independent accountants that the contemplated business combination will not be accounted for as a "pooling of interests" if sales pursuant to the Sales Plan do not cease or

              (ii) Seller's possession of material, nonpublic information in connection with a tender offer for Issuer's securities, transaction on the basis of which would violate Rule 14e-3 of the Exchange Act.



         Such notice shall be provided by facsimile to Sean Huss at UBS PaineWebber, at 212-821-5536 and shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Seller. In any event, Issuer shall not communicate any material nonpublic information about Issuer or its securities to UBS PaineWebber with respect to the Sales Plan.

4. To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Sales Plan, and in acknowledgment of UBS PaineWebber's agreement in paragraph 6(b) of the Sales Plan that sales of Stock under the Sales Plan will be effected in compliance with Rule 144, Issuer agrees that it will, immediately upon Seller's directing delivery of Stock into an account at UBS PaineWebber in the name of and for the benefit of Seller, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller that does not bear any legend or statement restricting its transferability to a buyer.



Dated: 7/12/02



By: /s/ S.P. Johnson IV
   --------------------------
   S.P. Johnson IV
   President